Exhibit 10.2

AMENDMENT NO. 1 TO CAVALRY BANCORP, INC.
1999 STOCK OPTION PLAN

WHEREAS, the in connection with the merger of Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company") with Cavalry Bancorp, Inc., a Tennessee corporation ("Cavalry") outstanding options to purchase the common stock of Cavalry pursuant to the terms of the Cavalry Bancorp, Inc. 1999 Stock Option Plan (the "Plan") were automatically converted into options to purchase the common stock of the Company pursuant to the terms Plan; and

WHEREAS, pursuant to Section 13 of the Plan, the Company's Board of Directors has retained the right to amend the Plan; and

WHEREAS, the Company's Board of Directors now desires to amend the Plan;

NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company's Board of Directors, the Plan is hereby amended as follows:

1. Section 6 of the Plan is deleted in its entirety and replaced with the following:
“Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, extraordinary stock or cash dividend, capital distribution, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be equitably and proportionately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided herein, any Award which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Award."

2. Except as expressly stated herein, all other portions of the Plan remain in full force and effect.

3. This Amendment No. 1 to the Cavalry Bancorp 1999 Stock Option Plan is effective this 19th day of September, 2006.

PINNACLE FINANCIAL PARTNERS, INC.

By:  /s/ Hugh M. Queener
Name: Hugh M. Queener
Title: Secretary to the Board